SECURITIES AND EXCHANGE COMMISSION

	Washington, D.C. 20549

	FORM 8-K

	CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 16, 1996



	PARTICIPATING DEVELOPMENT FUND 86
	(Exact name of registrant as specified in its charter)



Connecticut                     33-2294                 06-1153833
(State or other jurisdiction   (Commission             (IRS Employer
 of incorporation)              File Number)            Identification No.)



3 World Financial Center, 29th Floor New York, NY
ATTN: Andre Anderson                             10285
(Address of principal executive offices)        (Zip Code)



Registrant's telephone number, including area code (212) 526-3237

Item 5. Other event:

On February 16, 1996, on behalf of the Partnership, the General Partner adopted a resolution that states, among other things, if an actual, potential or threatened Change of Control (as defined below) occurs, the General Partner may pay out to partners that amount of the Partnership's cash balances not required for its ordinary course day-to-day operations. For purposes of the resolution, "Change of Control" means the acquisition of, or offer or proposal to acquire, by any third person, pursuant to one or more of a tender offer, open market purchase or privately negotiated purchase, any equity security of the Partnership, if after the acquisition thereof the third party would, directly or indirectly, be a beneficial owner of more than 10% of any class of the issued and outstanding equity securities of the Partnership; provided, however, that any acquisition of equity securities of the Partnership approved in advance by the General Partner shall not constitute a Change of Control. In determining the amount of the distribution, the General Partner may take into account all material factors, including without limitation, the cash needs and liabilities of the Partnership, advice of counsel and the proposed per unit acquisition price. In addition, the Partnership will not be obligated to make any distribution to any partner and no partner will be entitled to receive any distribution until the General Partner has declared the distribution and established a record date and a distribution date for the distribution.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


			PARTICIPATING DEVELOPMENT FUND 86
			Registrant

		By:	PDF86 REAL ESTATE SERVICES INC.
			General Partner


                        By: /s/ Kenneth L. Zakin        Date: February 23, 1996

                        Name:   Kenneth L. Zakin
			Title:	Director and President